UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On various dates during the fiscal year ending December 25, 2022, FAT Brands Inc. (the “Company”) declared and paid quarterly cash dividends on its Class A Common Stock (CUSIP 30258N105). The table below summarizes the income tax treatment of each cash dividend paid by the Company in fiscal 2022 to holders of its Class A Common Stock.

Record Date	Payment Date	Dividend per Share	Ordinary Income		Capital Gain Income		Return of Capital
2/15/2022	3/1/2022	$0.13	$-	-%	$-	-%	$0.13	100.00%
5/16/2022	6/1/2022	$0.13	$-	-%	$-	-%	$0.13	100.00%
8/16/2022	9/1/2022	$0.14	$-	-%	$-	-%	$0.14	100.00%
11/15/2022	12/1/2022	$0.14	$-	-%	$-	-%	$0.14	100.00%
Total		$0.54	$-	-%	$-	-%	$0.54	100.00%

On various dates during the fiscal year ending December 25, 2022, the Company declared and paid quarterly cash dividends on its Class B Common Stock (CUSIP 30258N600). The table below summarizes the income tax treatment of each cash dividend paid by the Company in fiscal 2022 to holders of its Class B Common Stock.

Record Date	Payment Date	Dividend per Share	Ordinary Income		Capital Gain Income		Return of Capital
2/15/2022	3/1/2022	$0.13	$-	-%	$-	-%	$0.13	100.00%
5/16/2022	6/1/2022	$0.13	$-	-%	$-	-%	$0.13	100.00%
8/16/2022	9/1/2022	$0.14	$-	-%	$-	-%	$0.14	100.00%
11/15/2022	12/1/2022	$0.14	$-	-%	$-	-%	$0.14	100.00%
Total		$0.54	$-	-%	$-	-%	$0.54	100.00%

On various dates during the fiscal year ending December 25, 2022, the Company declared and paid monthly cash dividends on its 8.25% Series B Cumulative Preferred Stock (CUSIP 30258N501) (“Series B Preferred Stock”). The table below summarizes the income tax treatment of each cash dividend paid by the Company in fiscal 2022 to holders of its Series B Preferred Stock:

Record Date	Payment Date	Dividend per Share	Ordinary Income		Capital Gain Income		Return of Capital
1/10/2022	1/20/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
2/10/2022	2/21/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
3/10/2022	3/21/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
4/8/2022	4/20/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
5/10/2022	5/20/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
6/10/2022	6/20/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
7/8/2022	7/20/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
8/12/2022	8/22/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
9/9/2022	9/20/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
10/10/2022	10/20/2022	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
11/10/2021	11/21/2021	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
12/9/2021	12/20/2021	$0.171875	$-	-%	$-	-%	$0.171875	100.00%
Total		$2.062500	$-	-%	$-	-%	$2.062500	100.00%

As a result of the above-referenced cash dividends paid on the Company’s Class A Common Stock, on various dates during the fiscal year ending December 25, 2022 the Company reduced the exercise price of its outstanding Warrants to purchase Class A Common Stock (CUSIP 30258N121) (the “Warrants”). The Warrants were originally exercisable for an exercise price of $5.00 per share. The table below summarizes the adjusted exercise price per share of the Warrants on each adjustment date, and the amount of each adjustment.

Adjustment Date	Adjusted Exercise Price per share	Amount of Adjustment per share
2/15/2022	$3.64222	$0.1194
5/16/2022	$3.52273	$0.1195
8/16/2022	$3.39386	$0.1289
11/15/2022	$3.26496	$0.1289

The Company encourages each holder of Class A Common Stock, Class B Common Stock, Series B Preferred Stock and Warrants to consult with their own tax advisors with respect to the federal, state, local and foreign income tax effects of these dividends and adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 2022

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer